Exhibit 99.4

CONSENT TO BE NAMED AS A DIRECTOR NOMINEE

I consent to the use of my name as a Director Nominee in the Registration Statement to be filed by CyrusOne Inc. on Form S-8 and in any amendments or supplements thereto (including the prospectus incorporated by reference therein).

Dated: January 22, 2013

Signature:	/s/ Alex Shumate
Alex Shumate